UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02861
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697
 ______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.

On February 5, 2015 Hasbro, Inc. ("Hasbro" or the "Company") issued a press release announcing that its Board of Directors has appointed Brian Goldner, Hasbro's President and Chief Executive Officer, as Chairman of the Board.  Mr. Goldner's appointment as Chairman is effective as of the Company's 2015 Annual Meeting of Shareholders to be held on May 21, 2015 (the "2015 Annual Meeting").  The Company's current Chairman, Alfred Verrecchia, will retire from the Board upon the 2015 Annual Meeting.  A copy of the press release is attached as an exhibit to this Current Report.

Mr. Goldner's appointment as Chairman reflects the integral role he continues to play in the transformation of Hasbro's business globally and in successfully formulating and executing the Company's strategy, including its expansion into new geographies and new categories.  Hasbro believes the combination of these roles with a proven leader positions the Company well for future success.

As part of its governance practices, in addition to its Chairman of the Board, Hasbro has historically had a separate Presiding Non-Management Director whose principal duties included developing the agenda for, and moderating, executive sessions of the Board's non-management directors; acting as the principal liaison between non-management directors and the Chairman of the Board and the Chief Executive Officer on issues that arise at the executive sessions of the Board or otherwise; serving as a conduit for third parties to contact the non-management directors as a group; and providing feedback with regard to proposed agendas for Board meetings.  Most recently Kenneth Bronfin is serving as Presiding Non-Management Director.

Effective as of the 2015 Annual Meeting and Mr. Goldner's assumption of responsibility as the Chairman of the Board, the role of Presiding Non-Management Director will be replaced with the expanded role of Lead Independent Director. This reflects Hasbro's continued commitment to good governance and to providing a strong voice for its independent directors.  Basil Anderson will assume the role of Lead Independent Director at that time. Mr. Anderson has served on the Board since 2002 and currently serves as Chairman of the Nominating, Governance and Social Responsibility Committee.
The Lead Independent Director's primary responsibilities will include:  reviewing and approving all information and materials to be sent to the Board; reviewing and approving agendas and meeting schedules for all Board and Committee meetings, including to assure that there is sufficient time for discussion of all agenda items; developing the agendas for, and moderating, executive sessions of the Board's non-management and independent directors; advising management on the quality, quantity and timeliness of information provided to the Board; presiding at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including all executive sessions of the non-management and independent directors;  providing feedback to the Chairman and Chief Executive Officer regarding the matters discussed at such meetings and sessions, as appropriate; having the authority to call meetings of the non-management and independent directors whenever the Lead Independent Director deems it appropriate or necessary; serving as the principal liaison between the non-management and independent directors and the Chairman and Chief Executive Officer and management; serving as the liaison between the non-management and independent directors and other constituents of the Company, such as shareholders, and meeting and consulting with major shareholders as part of the Company's shareholder outreach programs and when otherwise requested by such shareholders; serving as a conduit for third parties to contact the non-management and independent Directors as a group; regularly consulting with the Chairman and Chief Executive Officer and the Chair of the Nominating, Governance and Social Responsibility Committees on matters related to corporate governance and Board performance; facilitating the retention of outside advisors for the independent directors and the Board as needed; and performing such other duties as the Board may from time to time delegate or request.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits

99.1            Press Release of Hasbro, Inc. dated February 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: February 5, 2015

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release of Hasbro, Inc. dated February 5, 2015.